Exhibit 99.17(a)

Aberdeen Standard Investments

PROXY CARD

MEETING AGENDA on Reverse Side

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

VOTER PROFILE:

Voter ID: 12293222 Security ID: 123456Y204

Shares to Vote: 2,122.22 Household ID: 233922232

***please call the phone number to the right for more information*

VOTER CONTROL NUMBER: 1234 5678 2322

VOTE REGISTERED TO:

THOMAS NADER
AST FUND SOLUTIONS
48 WALL STREET, 22ND FLOOR
NEW YORK, NY 10005

BY INTERNET:

Go to the website below and enter your VOTER CONTROL NUMBER or simply scan the QR with a Smart Phone

vote.proxyonline.com

BY PHONE:

Call (888) 227-9349 to reach an automated touch-tone voting line or call the number below to speak with a live representative.

(888) 628-9011

BY MAIL:

Complete the reverse side and return in the postage-paid envelope provided.

USPS Postage-Paid Envelope

ABERDEEN TOTAL RETURN BOND FUND

Proxy for a Special Meeting of Shareholders to Take Place on September 9, 2021

The undersigned hereby appoints Megan Kennedy, Lucia Sitar and Andrew Kim and each of them, as proxies of the undersigned, each with the power to appoint his or her substitute, for the Special Meeting of Shareholders of the Aberdeen Total Return Bond Fund (“the Fund”), scheduled to be held virtually on September 9, 2021 at 1:00 p.m. Central Time, and for any adjournment or postponement thereof, to vote, as designated on the reverse side, all shares of the Fund held by the undersigned at the close of business on July 13, 2021. Capitalized terms used without definition have the meanings given to them in the accompanying proxy statement.

As noted, the Special Meeting will be a virtual meeting of shareholders, which will be conducted online via live webcast. To participate in the Meeting, shareholders must register in advance.  If you wish to do so, please send an email to attendameeting@astfinancial.com.  Please reference “ABERDEEN TOTAL RETURN BOND FUND” in the subject line and include in the body of the email your full name and address, your control number (located above) and your intent to attend the Meeting. This request must be received before 1 p.m. Central time on September 7, 2021.  A registration link will be sent back to you. There is no physical location for the Meeting.

The undersigned hereby revokes any prior proxy to vote at such Special Meeting, and hereby ratifies and confirms all that said attorneys and proxies, or any of them, may lawfully do by virtue thereof.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to be held on September 9, 2021. The proxy statement for this meeting is available at: https://proxyonline.com/docs/XXXXXXXXXXXXXXXXXXX.pdf.

DO YOU HAVE ANY QUESTIONS: If you have any questions about how to vote your proxy or about the Special Meeting in general, please call toll-free (888) 628-9011. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

PROXY CARD

ABERDEEN TOTAL RETURN BOND FUND

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY, If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.	SIGNATURE (AND TITLE IF APPLICABLE) DATE SIGNATURE (IF HELD JOINTLY) DATE

The votes entitled to be cast by the undersigned will be cast according to instructions given below with respect to the Proposals. If this Proxy Ballot is executed but no instructions is given, the undersigned acknowledges that the votes entitled to be cast by the undersigned will be cast by the proxies, or any of them, “FOR” the proposals. Additionally, the votes entitled to be cast by the undersigned will be cast at the discretion of the proxy holder on any other matter that may properly come before the Special Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF WHICH UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS.

TO VOTE, MARK CIRCLE IN BLUE OR BLACK INK. Example: ●

PROPOSALS:	FOR	AGAINST	ABSTAIN
1.

An Agreement and Plan of Reorganization which contemplates the reorganization of the Total Return Bond Fund (the “Target Fund”) into the Aberdeen Global Absolute Return Strategies Fund (the “Global Absolute Return Strategies Fund” or “Acquiring Fund”), a series of Aberdeen Funds, a Delaware statutory trust, and provides that the Target Fund will transfer all of its assets and liabilities to the Acquiring Fund in exchange for shares of certain classes of the Acquiring Fund, which shares will be distributed to the shareholders of the corresponding class of the Target Fund in complete liquidation and dissolution of the Target Fund.

	O	O	O
2.

A Plan of Liquidation which provides for the liquidation and dissolution of the Total Return Bond Fund (the “Liquidation”). The Liquidation will only occur if the Liquidation Plan is approved by shareholders of the Target Fund and the Reorganization is not approved by shareholders of the Target Fund or is not consummated for any other reason.

	O	O	O
3.

If necessary, to adjourn the Meeting to permit further solicitation of proxies in the event that a quorum exists but there are not sufficient votes at the time of the Meeting to meet the vote requirements for one or more Proposals.

	O	O	O

THANK YOU FOR CASTING YOUR VOTE